Exhibit 99.1

Trupanion Reports Fourth Quarter & Full Year 2024 Results
SEATTLE, WA. February 19, 2025 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“2024 was a milestone year for Trupanion. Strong execution drove 20% subscription revenue growth, the doubling of our subscription margin in Q4 from its quarterly low in 2023, and a record $39 million in free cash flow,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “As we look to 2025, our focus remains on sustainable, measured growth while enhancing the member experience and improving retention.”

Fourth Quarter 2024 Financial and Business Highlights
•Total revenue was $337.3 million, an increase of 14% compared to the fourth quarter of 2023.
•Total enrolled pets (including pets from our other business segment) was 1,677,570 at December 31, 2024, a decrease of 2% over December 31, 2023.
•Subscription business revenue was $227.8 million, an increase of 19% compared to the fourth quarter of 2023.
•Subscription enrolled pets was 1,041,212 at December 31, 2024, an increase of 5% over December 31, 2023.
•Net income was $1.7 million, or $0.04 per basic and diluted share, compared to a net loss of $(2.2) million, or $(0.05) per basic and diluted share, in the fourth quarter of 2023.
•Adjusted EBITDA was $19.4 million, compared to adjusted EBITDA of $8.5 million in the fourth quarter of 2023.
•Operating cash flow was $23.7 million and free cash flow was $21.8 million in the fourth quarter of 2024. This compared to operating cash flow of $17.5 million and free cash flow of $13.5 million in the fourth quarter of 2023.

Full Year 2024 Financial and Business Highlights
•Total revenue was $1,286 million, an increase of 16% compared to 2023.

•Subscription business revenue was $856.5 million, an increase of 20% compared to 2023.
•Net loss was $(9.6) million, or $(0.23) per basic and diluted share, compared to a net loss of $(44.7) million, or $(1.08) per basic and diluted share, in 2023.
•Adjusted EBITDA was $46.1 million, compared to adjusted EBITDA of $6.4 million in 2023.
•Operating cash flow was $48.3 million and free cash flow was $38.6 million in 2024. This compared to operating cash flow of $18.6 million and free cash flow of $0.4 million in 2023.
•At December 31, 2024, the Company held $307.4 million in cash and short-term investments, including $35.4 million held outside the insurance entities, with an additional $15 million available under its credit facility.
•The Company maintained $288.0 million of capital surplus at its insurance subsidiaries. The largest insurance subsidiary, APIC, maintained $245.5 million of capital surplus, which was $140.2 million more than the company action level risk-based capital requirement.

Conference Call
Trupanion’s management will host a conference call today to review its fourth quarter and full year 2024 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-300-8521 (United States) or 1-412-317-6026 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10194900.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, certain countries in Continental Europe, and Australia with over 1,000,000 pets currently enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet parents with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Accelerant Insurance Company of Canada. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. Policies are sold and administered in Canada by Canada Pet Health Insurance Services, Inc. dba Trupanion 309-1277 Lynn Valley Road, North Vancouver, BC V7J 0A2 and in the United States by Trupanion Managers USA, Inc. (CA license No. 0G22803, NPN 9588590). Canada Pet Health Insurance Services, Inc. is a registered damage insurance agency and claims adjuster in Quebec #603927. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)
Revenue:
Subscription business	$227,783	$191,537	$856,521	$712,906
Other business	109,524	104,320	429,163	395,699
Total revenue	337,307	295,857	1,285,684	1,108,605
Cost of revenue:
Subscription business	181,614	158,631	706,851	613,686
Other business	102,770	97,162	400,035	363,903
Total cost of revenue(1), (2)	284,384	255,793	1,106,886	977,589
Operating expenses:
Technology and development(1)	8,172	5,969	31,255	21,403
General and administrative(1)	16,828	13,390	63,731	60,207
New pet acquisition expense(1)	18,354	17,189	71,379	77,372
Goodwill impairment charges	5,299	—	5,299	—
Depreciation and amortization	3,924	3,029	16,466	12,474
Total operating expenses	52,577	39,577	188,130	171,456
Gain (loss) from investment in joint venture	2	(79)	(182)	(219)
Operating income (loss)	348	408	(9,514)	(40,659)
Interest expense	3,427	3,697	14,498	12,077
Other expense (income), net	(4,773)	(1,256)	(14,374)	(7,701)
Income (loss) before income taxes	1,694	(2,033)	(9,638)	(45,035)
Income tax expense (benefit)	38	130	(5)	(342)
Net income (loss)	$1,656	$(2,163)	$(9,633)	$(44,693)

Net income (loss) per share:
Basic	$0.04	$(0.05)	$(0.23)	$(1.08)
Diluted	$0.04	$(0.05)	$(0.23)	$(1.08)
Weighted average shares of common stock outstanding:
Basic	42,402,323	41,716,527	42,158,773	41,436,882
Diluted	42,903,536	41,716,527	42,158,773	41,436,882

(1)Includes stock-based compensation expense as follows:	Three Months Ended December 31,		Year Ended December 31,

	2024	2023	2024	2023
Cost of revenue	$1,337	$1,478	$5,523	$5,279
Technology and development	1,160	861	4,934	2,846
General and administrative	4,261	3,269	15,696	17,717
New pet acquisition expense	1,536	1,693	7,279	7,319
Total stock-based compensation expense	$8,294	$7,301	$33,432	$33,161

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Veterinary invoice expense	$245,663	$217,739	$949,148	$831,055
Other cost of revenue	38,721	38,054	157,738	146,534
Total cost of revenue	$284,384	$255,793	$1,106,886	$977,589

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$160,295	$147,501
Short-term investments	147,089	129,667
Accounts and other receivables, net of allowance for credit losses of $1,117 at December 31, 2024 and $1,085 at December 31, 2023	274,031	267,899
Prepaid expenses and other assets	15,912	17,022
Total current assets	597,327	562,089
Restricted cash	39,235	22,963
Long-term investments	373	12,866
Property, equipment and internal-use software, net	102,191	103,650
Intangible assets, net	13,177	18,745
Other long-term assets	17,579	18,922
Goodwill	36,971	43,713
Total assets	$806,853	$782,948
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,532	$10,505
Accrued liabilities and other current liabilities	33,469	34,052
Reserve for veterinary invoices	51,635	63,238
Deferred revenue	251,640	235,329
Long-term debt - current portion	1,350	1,350
Total current liabilities	349,626	344,474
Long-term debt	127,537	127,580
Deferred tax liabilities	1,946	2,685
Other liabilities	4,476	4,487
Total liabilities	483,585	479,226
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 43,516,631 and 42,488,445 shares issued and outstanding at December 31, 2024 and 42,887,052 and 41,858,866 shares issued and outstanding at December 31, 2023	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	568,302	536,108
Accumulated other comprehensive income (loss)	(2,612)	403
Accumulated deficit	(225,888)	(216,255)
Treasury stock, at cost: 1,028,186 shares at December 31, 2024 and December 31, 2023	(16,534)	(16,534)
Total stockholders’ equity	323,268	303,722
Total liabilities and stockholders’ equity	$806,853	$782,948

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)
Operating activities
Net income (loss)	$1,656	$(2,163)	$(9,633)	$(44,693)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,924	3,029	16,466	12,474
Stock-based compensation expense	8,294	7,301	33,432	33,161
Goodwill impairment charges	5,299	—	5,299	—
Other, net	(1,294)	2,481	(1,748)	1,347
Changes in operating assets and liabilities:
Accounts and other receivables	15,303	10,153	(6,717)	(35,440)
Prepaid expenses and other assets	817	854	3,215	(1,907)
Accounts payable, accrued liabilities, and other liabilities	2,433	5,476	2,084	1,644
Reserve for veterinary invoices	(4,841)	1,788	(11,310)	19,485
Deferred revenue	(7,890)	(11,412)	17,199	32,567
Net cash provided by (used in) operating activities	23,701	17,507	48,287	18,638
Investing activities
Purchases of investment securities	(26,118)	(56,547)	(133,493)	(165,936)
Maturities and sales of investment securities	45,886	42,905	127,653	190,270
Purchases of property, equipment, and internal-use software	(1,858)	(3,970)	(9,716)	(18,280)
Other	548	165	2,099	1,585
Net cash provided by (used in) investing activities	18,458	(17,447)	(13,457)	7,639
Financing activities
Proceeds from debt financing, net of financing fees	—	—	—	60,102
Repayments of debt financing	(338)	(337)	(1,350)	(1,717)
Proceeds from exercise of stock options	36	1,374	752	2,655
Shares withheld to satisfy tax withholding	(1,142)	(240)	(2,519)	(1,536)
Other	(230)	(228)	(840)	(378)
Net cash provided by (used in) financing activities	(1,674)	569	(3,957)	59,126
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(1,826)	1,254	(1,807)	424
Net change in cash, cash equivalents, and restricted cash	38,659	1,883	29,066	85,827
Cash, cash equivalents, and restricted cash at beginning of period	160,871	168,581	170,464	84,637
Cash, cash equivalents, and restricted cash at end of period	$199,530	$170,464	$199,530	$170,464

The following tables set forth our key operating metrics.

	Year Ended December 31,
	2024	2023
Total Business:
Total pets enrolled (at period end)	1,677,570	1,714,473
Subscription Business:
Total subscription pets enrolled (at period end)	1,041,212	991,426
Monthly average revenue per pet	$72.98	$65.26
Average pet acquisition cost (PAC)	$235	$228
Average monthly retention	98.25%	98.49%

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Total Business:
Total pets enrolled (at period end)	1,677,570	1,688,903	1,699,643	1,708,017	1,714,473	1,712,177	1,679,659	1,616,865
Subscription Business:
Total subscription pets enrolled (at period end)	1,041,212	1,032,042	1,020,934	1,006,168	991,426	969,322	943,958	906,369
Monthly average revenue per pet	$76.02	$74.27	$71.72	$69.79	$67.07	$65.82	$64.41	$63.58
Average pet acquisition cost (PAC)	$261	$243	$231	$207	$217	$212	$236	$247
Average monthly retention	98.25%	98.29%	98.34%	98.41%	98.49%	98.55%	98.61%	98.65%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$23,701	$17,507	$48,287	$18,638
Purchases of property, equipment, and internal-use software	(1,858)	(3,970)	(9,716)	(18,280)
Free cash flow	$21,843	$13,537	$38,571	$358

The following table reflects the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Veterinary invoice expense	$245,663	$217,739	$949,148	$831,055
Less:
Stock-based compensation expense(1)	(800)	(885)	(3,335)	(3,450)
Other business cost of paying veterinary invoices(4)	(85,378)	(77,572)	(324,720)	(287,858)
Subscription cost of paying veterinary invoices (non-GAAP)	$159,485	$139,282	$621,093	$539,747
% of subscription revenue	70.0%	72.7%	72.5%	75.7%

Other cost of revenue	$38,721	$38,054	$157,738	$146,534
Less:
Stock-based compensation expense(1)	(476)	(386)	(1,955)	(1,544)
Other business variable expenses(4)	(17,336)	(19,301)	(75,050)	(75,756)
Subscription variable expenses (non-GAAP)	$20,909	$18,367	$80,733	$69,234
% of subscription revenue	9.2%	9.6%	9.4%	9.7%

Technology and development expense	$8,172	$5,969	$31,255	$21,403
General and administrative expense	16,828	13,390	63,731	60,207
Less:
Stock-based compensation expense(1)	(5,277)	(3,797)	(19,742)	(19,869)
Non-recurring transaction or restructuring expenses(2)	—	—	—	(4,175)
Development expenses(3)	(1,322)	(1,683)	(5,624)	(5,100)
Fixed expenses (non-GAAP)	$18,401	$13,879	$69,620	$52,466
% of total revenue	5.5%	4.7%	5.4%	4.7%

New pet acquisition expense	$18,354	$17,189	$71,379	$77,372
Less:
Stock-based compensation expense(1)	(1,482)	(1,567)	(6,908)	(7,000)
Other business pet acquisition expense(4)	(8)	(77)	(39)	(200)
Subscription acquisition cost (non-GAAP)	$16,864	$15,545	$64,432	$70,172
% of subscription revenue	7.4%	8.1%	7.5%	9.8%

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.3 million and $1.5 million for the three and twelve months ended December 31, 2024, respectively.
(2) Consists of business acquisition transaction expenses, severance and legal costs due to certain executive departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.
(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.
(4) Excludes the portion of stock-based compensation expense attributable to the other business segment.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating income (loss)	$348	$408	$(9,514)	$(40,659)
Non-GAAP expense adjustments
Acquisition cost	16,872	15,622	64,471	70,372
Stock-based compensation expense(1)	8,035	6,636	31,940	31,864
Development expenses(3)	1,322	1,683	5,624	5,100
Depreciation and amortization	3,924	3,029	16,466	12,474
Goodwill impairment charges	5,299	—	5,299	—
Non-recurring transaction or restructuring expenses(2)	—	—	—	4,175
Gain (loss) from investment in joint venture	2	(79)	(182)	(219)
Total adjusted operating income (non-GAAP)	$35,798	$27,457	$114,468	$83,545

Subscription Business:
Subscription operating income (loss)	$2,995	$1,300	$(1,118)	$(35,994)
Non-GAAP expense adjustments
Acquisition cost	16,864	15,545	64,432	70,172
Stock-based compensation expense(1)	6,263	5,006	24,985	24,488
Development expenses(3)	893	1,090	3,745	3,281
Depreciation and amortization	2,650	1,961	10,970	8,021
Goodwill impairment charges	5,299	—	5,299	—
Non-recurring transaction or restructuring expenses(2)	—	—	—	218
Subscription adjusted operating income (non-GAAP)	$34,964	$24,902	$108,313	$70,186

Other Business:
Other business operating income (loss)	$(2,649)	$(813)	$(8,214)	$(4,446)
Non-GAAP expense adjustments
Acquisition cost	8	77	39	200
Stock-based compensation expense(1)	1,772	1,630	6,955	7,376
Development expenses(3)	429	593	1,879	1,819
Depreciation and amortization	1,274	1,068	5,496	4,453
Non-recurring transaction or restructuring expenses(2)	—	—	—	3,957
Other business adjusted operating income (non-GAAP)	$834	$2,555	$6,155	$13,359

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.3 million and $1.5 million for the three and twelve months ended December 31, 2024, respectively.

(2) Consists of business acquisition transaction expenses, severance and legal costs due to certain executive departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended December 31,		Year Ended December 31,

	2024	2023	2024	2023
Subscription revenue	$227,783	$191,537	$856,521	$712,906
Subscription cost of paying veterinary invoices	159,485	139,281	621,093	539,746
Subscription variable expenses	20,909	18,367	80,733	69,234
Subscription fixed expenses*	12,425	8,987	46,382	33,740
Subscription adjusted operating income (non-GAAP)	$34,964	$24,902	$108,313	$70,186
Other business revenue	109,524	104,320	429,163	395,699
Other business cost of paying veterinary invoices	85,378	77,572	324,720	287,858
Other business variable expenses	17,336	19,301	75,050	75,756
Other business fixed expenses*	5,976	4,892	23,238	18,726
Other business adjusted operating income (non-GAAP)	$834	$2,555	$6,155	$13,359
Revenue	337,307	295,857	1,285,684	1,108,605
Cost of paying veterinary invoices	244,863	216,854	945,813	827,605
Variable expenses	38,245	37,668	155,783	144,990
Fixed expenses*	18,401	13,879	69,620	52,466
Total business adjusted operating income (non-GAAP)	$35,798	$27,457	$114,468	$83,545

As a percentage of revenue:	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	70.0%	72.7%	72.5%	75.7%
Subscription variable expenses	9.2%	9.6%	9.4%	9.7%
Subscription fixed expenses*	5.5%	4.7%	5.4%	4.7%
Subscription adjusted operating income (non-GAAP)	15.3%	13.0%	12.6%	9.8%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	78.0%	74.4%	75.7%	72.7%
Other business variable expenses	15.8%	18.5%	17.5%	19.1%
Other business fixed expenses*	5.5%	4.7%	5.4%	4.7%
Other business adjusted operating income (non-GAAP)	0.8%	2.4%	1.4%	3.4%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	72.6%	73.3%	73.6%	74.7%
Variable expenses	11.3%	12.7%	12.1%	13.1%
Fixed expenses*	5.5%	4.7%	5.4%	4.7%
Total business adjusted operating income (non-GAAP)	10.6%	9.3%	8.9%	7.5%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as goodwill impairment charges, stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net income (loss) (in thousands):

	Year Ended December 31,
	2024	2023
Net loss	$(9,633)	$(44,693)
Excluding:
Stock-based compensation expense	31,942	31,864
Depreciation and amortization expense	16,466	12,474
Interest income	(12,411)	(9,011)
Interest expense	14,498	12,077
Income tax benefit	(5)	(342)
Goodwill impairment charges	5,299	—
Non-recurring transaction or restructuring expenses	—	4,175
Gain from equity method investment	(33)	(110)
Adjusted EBITDA	$46,123	$6,434

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Net income (loss)	$1,656	$1,425	$(5,862)	$(6,852)	$(2,163)	$(4,036)	$(13,714)	$(24,780)
Excluding:
Stock-based compensation expense	8,036	8,127	8,381	7,398	6,636	6,585	6,503	12,140
Depreciation and amortization expense	3,924	4,381	4,376	3,785	3,029	2,990	3,253	3,202
Interest income	(2,999)	(3,232)	(3,135)	(3,045)	(2,842)	(2,389)	(2,051)	(1,729)
Interest expense	3,427	3,820	3,655	3,596	3,697	3,053	2,940	2,387
Income tax expense (benefit)	38	39	(44)	(38)	130	(43)	(238)	(191)
Goodwill impairment charges	5,299	—	—	—	—	—	—	—
Non-recurring transaction or restructuring expenses	—	—	—	—	—	8	65	4,102
Gain from equity method investment	—	(33)	—	—	—	(110)	—	—
Adjusted EBITDA	$19,381	$14,527	$7,371	$4,844	$8,487	$6,058	$(3,242)	$(4,869)

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com